Exhibit 99.1

WAIVER TO AGREEMENT AND PLAN OF MERGER
This WAIVER TO AGREEMENT AND PLAN OF MERGER (this “Waiver”), dated August 27, 2024, is made by and among Crown Laboratories, Inc., a Delaware corporation (“Parent”), Reba Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Revance Therapeutics, Inc., a Delaware corporation (the “Company”), and waives certain provisions (as set forth herein) of that certain Agreement and Plan of Merger, dated August 11, 2024 (as the same may be amended, modified or restated in accordance with the terms thereof, the “Merger Agreement”), by and among Parent, Merger Sub and the Company. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.
WHEREAS, the parties hereto have agreed to extend the time under Section 2.1(a) of the Merger Agreement by which the Offer is to be commenced pursuant to the Merger Agreement as set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
1. Extension of Commencement of the Offer under Section 2.1(a) of the Merger Agreement. The parties hereto acknowledge and agree that the reference in the first parenthetical in the first sentence of Section 2.1(a) of the Merger Agreement that the Offer be commenced thereunder within 15 Business Days after the date of the Merger Agreement is hereby extended to 24 Business Days after the date of the Merger Agreement or such other date as may be agreed to between the Company and Parent.
2. Counterparts; Effectiveness. Except as otherwise expressly provided herein, the terms, provisions and conditions of the Merger Agreement shall remain unchanged and the Merger Agreement shall be construed in a manner consistent with this Waiver. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREO, the parties have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first written above.

CROWN LABORATORIES, INC.
By:	/s/ Jeffery A. Bedard
Name: Jeffery A. Bedard
Title: Chief Executive Officer

REBA MERGER SUB, INC.
By:	/s/ Jeffery A. Bedard
Name: Jeffery A. Bedard
Title: Chief Executive Officer

REVANCE THERAPEUTICS, INC.
By:	/s/ Mark J. Foley
Name: Mark Foley
Title: CEO